Exhibit 10.45

Where denoted by “[***]”, the confidential material contained herein has been omitted and has been separately filed with the Staff of the Securities and Exchange Commission.

DIRECTV, LLC

2012 HOME SERVICES PROVIDER AGREEMENT

This Home Services Provider Agreement (including all Exhibits and Schedules hereto, this “Agreement”) is entered into this fifteenth (15th) day of October, 2012 (the “Effective Date”), between DIRECTV, LLC (formerly DIRECTV, Inc), a California limited liability company (DIRECTV”), and DirectSat USA, LLC (“Contractor”).  DIRECTV and Contractor may also be collectively referred to herein as the “Parties.”

RECITALS

A.  DIRECTV is a provider of direct broadcast satellite (“DBS”) services to consumers which include video, audio, data and other programming delivered via specialized satellite receiving equipment.

B.  DIRECTV is also engaged in the business of leasing/providing digital satellite system equipment consisting of a satellite antenna (including the LNB) and an integrated receiver/decoder (including a remote control) (“DIRECTV System”), which is compatible and fully operable with DIRECTV’s DBS services.

C.        In addition, Contractor is engaged in the business of installing, servicing and maintaining various consumer electronic products, including satellite systems.

D.  Previously, DIRECTV and Contractor entered into an agreement whereby Contractor would perform installation and service work with respect to the DIRECTV System leased/provided by DIRECTV and perform other services pursuant to the specific terms of that Home Services Provider Agreement dated May 1, 2011 (the “2011 HSP Agreement”).

E.  The Parties desire that the 2011 HSP Agreement be terminated pursuant to the terms and conditions hereunder and be replaced with this 2012 Home Services Provider Agreement (the “Agreement”) as of the Effective Date; provided, however, that all covenants, conditions, rights and obligations of both DIRECTV and Contractor which, by their terms or nature extend beyond the termination or expiration of the 2011 HSP Agreement, shall survive its termination until fully performed.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

AGREEMENT

1.  Appointment of Contractor.

a.  Authority.  DIRECTV hereby engages Contractor to provide services in the installation and maintenance of DIRECTV System Hardware (the “Services,” or “Fulfillment Services” when referring specifically to initial customer installation services only) as defined herein and as identified in Exhibit l.a.i.  attached hereto for DIRECTV customers located in areas specified in Exhibit 1.a.ii., attached hereto, which services shall be performed in accordance with this Agreement and a Work Order (as defined below) issued by DlRECTV in connection therewith.  Additional installation and/or maintenance services for DIRECTV-related products, other products (each such service an “Additional Service”), shall be individually defined in a separate Statement of Work, the rates for such Additional Services included, and shall be attached hereto and incorporated herein as Exhibit 1.a.iii.  Throughout the

Term, this Agreement may be amended by mutual agreement of the parties to include further Additional Services and such Additional Services shall be provided by Contractor pursuant to the terms and conditions as shall be set forth herein (Additional Services shall be referred to as “Services” throughout this Agreement).  For purposes of this Agreement, a “Work Order” shall mean an individual order issued by DIRECTV for each Service, or series of Services.  Each Work Order shall be subject to the terms of this Agreement and the requirements of each applicable Statement of Work attachment.

b.  Limitation.  Nothing herein shall be construed to grant Contractor any right or authority to sell, solicit or take orders for DIRECTV’s DBS service, or otherwise act as a sales agent or an agent of DIRECTV, or sell or rent a DIRECTV System either on its own behalf or on behalf of DIRECTV.

c.  Commencement of Work Notwithstanding any other provision herein, Contractor may perform Services only upon: (i) receipt of a written or electronic Work Order from DIRECTV or its authorized agent; (ii) receipt of the DIRECTV System specifically identified by DIRECTV for the DIRECTV customer, or notification that the DIRECTV customer has received the DIRECTV System; (iii) coordination by Contractor directly with the DIRECTV customer for the earliest convenient time to perform the applicable Services in connection with the DIRECTV System and agreed upon hardware and antenna placement (subsequent to the scheduling of the appointment window by DIRECTV); and (iv) confirmation by Contractor to DIRECTV of receipt of the Work Order and scheduled time for provision of applicable Services.  Under no circumstances, however, shall Contractor delay the provision of any Services hereunder, or the scheduling of such Services appointment, for the convenience of Contractor and/or its employees or agents.  Initial appointment coordination by Contractor with the DIRECTV customer shall also be used by Contractor to identify any potential line of sight, landlord/tenant or other issues such that the technician shall be provided with all necessary equipment or DIRECTV forms in order to be able to properly complete the Work Order.  Furthermore and in accordance with the Statement of Work and the Policies and Procedures, as defined in Section 2.f., Contractor shall, on the morning of the scheduled appointment, contact each applicable DIRECTV customer with a reminder telephone call regarding the time of the scheduled appointment.

d.  Work Orders.  Contractor shall perform and provide the Services hereunder in accordance with this Agreement, the applicable Work Order issued by DIRECTV or its authorized agent and the applicable Statement of Work(s) as set forth in Exhibit 1.a.iii.

e.  Reservation of Rights.  Contractor expressly acknowledges and agrees that all rights in and to the satellite transmission of DIRECTV’s DBS services, the DIRECTV System and the renting, sale, installation and maintenance of the DIRECTV System are reserved to DIRECTV and nothing in this Agreement shall be deemed to restrict in any manner the right or ability of DIRECTV to distribute its DBS services or the DIRECTV System itself or through other parties, or provide any Services to DIRECTV customers itself or through any other party.

f.  Allocations.  Execution of this Agreement does not constitute or guarantee that any Work Order(s) will be issued by DIRECTV or its authorized agent.  DIRECTV may allocate any Work Orders described hereunder among its agents, retailers and others in any manner it may choose.  Notwithstanding anything in this Agreement or the attached exhibits to the contrary, Contractor acknowledges that this Agreement is non-exclusive and that Contractor is not guaranteed any minimum number of installations or maintenance or other Service Calls on a per-DMA basis or otherwise.

g.  No Separate Business.  This Agreement does not authorize Contractor to operate any business or provide Services to others for its own account and is merely a contract for Services to be provided to, and on behalf of, DlRECTV as ordered by DlRECTV.  In no event shall any non-DIRECTV authorized documents, advertisements, offers or promotions be provided by Contractor to DIRECTV customers during the performance of the Services hereunder without prior written approval by DIRECTV.  Contractor is not required to pay any fees to DIRECTV to perform hereunder, although fees payable by DIRECTV to Contractor pursuant to its performance hereunder may be subject to offsets or recoupments as is more specifically set forth in section 4 of this Agreement.  Contractor acknowledges and agrees that DIRECTV customers are customers of DIRECTV, not Contractor.

2.  Contractor Administrative Responsibilities.

a.  Connectivity.

(i) Scheduling/Management System.  Contractor agrees that it will, at Contractor’s expense, acquire, install and maintain on-line access to DIRECTV’s technician scheduling and management systems as shall be identified by DIRECTV, necessary to establish and maintain such on-line access for purposes of inputting and receiving Work Orders and other information from DIRECTV, as soon as possible but in no event later than [***] days after DIRECTV makes such connectivity available to Contractor.  To the extent that Contractor elects to receive the DIRECTV Work Order data and convert such data into Contractor’s own order management system, Contractor agrees that all information provided by DIRECTV with respect to any Work Order shall remain and be visible at the technician Work Order level; provided, however, that in no event shall any customer have access to such order management system or shall changes be made to any Work Order by Contractor without the real-time visibility of DIRECTV.  DIRECTV shall make available to Contractor a certain number of (i) seat licenses, including any annual maintenance fee (each an individual “Seat License”), and (ii) licenses for the use of any approved handheld, web-based device, (together, the “Scheduling Software”) for the dispatching, and receipt of, Work Orders to Contractor personnel in the field in order to perform the Services as set forth within this Agreement; provided, however, that certain Seat Licenses may be deployed without the deployment and application of any handheld devices, at the sole discretion of DIRECTV.  Upon the launch of [***], Contractor shall within a reasonable rollout schedule, as shall be communicated by DIRECTV, outfit all employee technicians with a laptop computer or other approved web- based, handheld device capable of receiving, modifying and closing Work Orders in the field by such employee technician.  All costs related to the purchase of any such laptop or handheld device, as well as the rules regarding the use, air-time fees, repair and replacement of such devices shall be set forth in Exhibit 2.a.(i) to this Agreement.  This initial allocation of Scheduling Software by DIRECTV to Contractor shall be based on Contractor’s current pro-rata share of the overall DIRECTV customer base, as is measured by DIRECTV within the rough geographical boundaries of Contractor’s appointed DMA(s); provided, however, that DIRECTV, in its sole discretion, shall provide no less than that amount of Scheduling Software as is reasonably required to manage the dispatching of Contractor personnel for the performance of the Services hereunder as of the effective date of this Agreement.  Should Contractor, at any point during the Term, request additional Scheduling Software in order to efficiently perform the Services hereunder Contractor shall purchase (or reimburse DIRECTV), at its sole cost and expense, such additional (or replacement) Scheduling Software through DIRECTV.  This provision for additional Software shall govern any such Contractor request should DIRECTV select any successor system at any point during the Term.  Contractor agrees that it will comply with the requirements and instructions provided by [***] or successor vendor and/or DIRECTV in accordance with the use and implementation of such licenses, software, hardware and equipment provided in connection with Contractor’s use of the DIRECTV-selected System (or successor system).  Contractor agrees that it will promptly report the resolution of each Work Order placed by DIRECTV through the system in accordance with this Agreement and those guidelines and procedures established by DIRECTV from time to time.  Contractor acknowledges and agrees that failing to promptly and properly report the resolution of each Work Order placed by DIRECTV pursuant to the established business rules and/or policies and procedures shall delay or prevent DIRECTV’s ability to credit Contractor with the completion of such Services and Contractor shall not earn Fees for any particular Work Order until properly closed.  Contractor shall require that each technician, including any Approved Subcontractor, has the ability to communicate, via cell phone, with both Contractor’s applicable dispatch office as well as DlRECTV call center representatives while performing the Services hereunder.

(ii) Internet/E-Mail.  Contractor shall establish and maintain an Internet electronic mail address (a) for purposes of business-to-business communication between DIRECTV and Contractor and (b) to properly perform the obligations hereunder.  If DIRECTV reasonably determines that Contractor’s receipt and/or transmission of data via email as it relates to this Agreement is hindered as a result of Contractor’s utilization of a particular internet service provider (“ISP”) (i.e., ISP file size restrictions, unreasonable traffic load, etc.), Contractor shall be required, within [***] days of such notification from DIRECTV, to retain a mutually agreeable ISP in order for Contractor to perform its obligations hereunder.

(iii) Training.  Contractor shall maintain internet connectivity required to receive DIRECTV training, including the technical training virtual classroom as provided by DIRECTV.

b.  Office Space.  Contractor shall provide at its own expense, all office space and supplies, office overhead (such as telephone, copier and facsimile expense), labor, skills, tools and other equipment and personnel necessary for it to perform the Services in a timely manner.  This space shall include room for computer and networking equipment required to support network training as well as technician training via the virtual classroom.  Contractor shall conspicuously display an approved sign at each office reflecting a logo designated by DIRECTV (in conformance with the DIRECTV Trademark and Style Guide, as defined in paragraph 21, below).  Contractor shall staff each office with trained personnel and Contractor shall be available to perform the Services as requested by DIRECTV in accordance with the terms of this Agreement

c.  Personnel; Vehicles; Uniforms.  See Exhibit 2.c.

d.  Books, Records and Inspections.  During the term of this Agreement and for a period of three (3) years thereafter, Contractor agrees that it will keep accurate and complete books and records regarding its performance of its obligations under this Agreement (including but not limited to maintaining all of the DIRECTV -owned, original customer-signed forms such as the Customer Installation Satisfaction Checklists for each Work Order performed, all DIRECTV Lease Addendum documents and Landlord approval forms (collectively, the “DIRECTV Documents”), property damage and bodily injury reports, police reports, , DIRECTV System Hardware Bill of Lading documents and documentation verifying employee background checks) and will make such books and records available by fax or by physical inspection, or such other means as DIRECTV requests, as soon as is reasonably possible upon DIRECTV’s request.  Throughout the Term, Contractor shall file all DIRECTV customer records, including customer agreements and Work Orders, by date of Services performed and provided, or as otherwise directed by DIRECTV.  Contractor shall properly store said customer records pursuant to DIRECTV’s document retention standards for that period of time as shall be required by DIRECTV.  If DIRECTV determines that certain, dated customer records no longer need to be maintained at Contractor’s offices, Contractor agrees that it shall follows DIRECTV’s document destruction procedures in the disposal of such records; provided, however, that Contractor shall be allowed to securely maintain identified documents beyond the requested date of destruction should Contractor believe that such retention is necessary for legal purposes.  In addition, Contractor shall, pursuant to the DIRECTV Policies and Procedures, protect DIRECTV-customer data by establishing, implementing and maintaining: (a) a comprehensive written information security program reasonably designed to protect the security, confidentiality and integrity of DIRECTV-customer data (the “Security Program”); and (b) a written program for combating identity theft in connection with Contractor’s use of DIRECTV-customer data, either as a component of the Security Program or on a stand-alone basis (the “Identity Theft Prevention Program”).  The Security Program and the Identity Theft Prevention Program shall each contain administrative, technical and physical safeguards appropriate to the Contractor’s size and complexity, the nature and scope of the use of DIRECTV-customer data permitted by this Agreement (“Permitted Use”), and the sensitivity of the DIRECTV-customer data.  In addition, the Identity Theft Prevention Program must include reasonable policies and procedures for detecting, preventing and mitigating identity theft in a manner consistent with the requirements of the Fair and Accurate Credit Transaction Act of 2003 and rules and regulations adopted thereunder (collectively, “FACTA”), even if FACTA does not otherwise impose a direct obligation on Contractor.” During the term of this

Agreement, as well as any extension thereof, and for a period of three (3) years thereafter, Contractor shall make its offices available at any time during business hours so that DIRECTV may inspect and otherwise audit the way in which Contractor is performing the Services both at Contractor’s offices/warehouses and on customers’ premises as well as to inspect the manner in which DIRECTV System hardware is being secured.  Such audits by DIRECTV shall include completed Work Orders as well as work in progress.  In addition, Contractor shall keep accurate and complete financial records related to its business obligations under this Agreement.  Such records, to be timely updated monthly (or quarterly for public companies) shall include an income statement, balance sheet, cash flow and a rolling 12-month financial plan.  All such records and all accounting systems with respect thereto shall be made available for inspection and review by DIRECTV or its representatives upon reasonable notice to Contractor during normal business hours throughout the Term of this Agreement.  In the alternative, if Contractor conducts annual audits and can produce audited financial records along with an independent auditor’s opinion, DIRECTV- access to such audit results shall be sufficient.  Financial records provided shall be maintained in accordance with generally accepted accounting principles.  Contractor shall fully cooperate with DIRECTV in such inspection and audit.

e.  Communications Contact.  Contractor agrees that it will have reasonably adequate representatives available at all times, seven (7) days a week (8 am to 6 pm local time), for communication with DIRECTV and DIRECTV customers, including administrative personnel to coordinate with DIRECTV personnel regarding completion of the scheduling of the Services hereunder.  Specifically, Contractor shall provide a 1-800 (toll-free) (or local, as applicable) number that the DIRECTV Customer Service Department may provide to DIRECTV customers who have a specific question or problem related to such Customer’s installation or installation appointment attached to a Work Order provided by DIRECTV to Contractor.  Contractor shall be obligated to reasonably staff to answer such incoming calls as set forth above.  Attached as Exhibit 2.e.  is a list of persons whom DIRECTV may call outside of the required business hours to coordinate the provision of Services.  Contractor will promptly provide an updated list to DIRECTV whenever the list of persons changes for any reason.  The designated contact person(s) shall be available on a 24-hour-per-day 7- day-per-week basis.

f.  Policies and Procedures.  In addition to the terms and conditions set forth herein and in each Work Order, Contractor agrees that it will comply with all DIRECTV service guidelines and policies and procedures as reasonably determined by DIRECTV (the “Policies and Procedures” or “P&P”) furnished to Contractor, which Policies and Procedures may be amended by DIRECTV from time to time in its reasonable discretion.  Such Policies and Procedures are hereby incorporated into this Agreement by this reference.  Contractor will ensure that the Policies and Procedures are quickly disseminated to all Contractor personnel, including Approved Subcontractors, performing the Services.

g.  Representations and Warranties.  Contractor shall not make any warranties or representations regarding DIRECTV’s programming services or DIRECTV System that are inconsistent with or more extensive than the warranties and representations provided by DIRECTV, and/or the DIRECTV System manufacturers.  In no event shall Contractor offer any DIRECTV customer a Contractor-provided service or maintenance plan with respect to the DIRECTV system unless DIRECTV has previously approved, in writing, such an offer by Contractor.

3.  Contractor Installation and Service Responsibilities.  See Exhibit 3.

4.  Fees Payable by DIRECTV.

a.  Services.  In full consideration for Contractor’s provision of the Services hereunder, DIRECTV agrees to pay Contractor for such Services as described below.

(i) Fulfillment Services.  For certain Fulfillment Services provided by Contractor, Contractor shall be entitled to receive payment as set forth in Exhibit 4.a.(i) (“Rate Matrix”) for proper and successful completion of the applicable Work Order.

(ii) Service Calls.  For the maintenance/Service Calls provided by Contractor to DIRECTV, Contractor shall be entitled to receive payment as set forth in Exhibit 4.a.(ii) (“Service Call Payments”).

b.  Credits; Refunds.  Notwithstanding anything to the contrary contained herein, Contractor shall not be entitled to any payment for Fulfillment Services not completed for any reason, [***].

5.  Invoicing and Payment; Disputed Payment Resolution.

a.  General.  All installation, maintenance and Service Calls not included in the payments process as defined below shall be considered disputed payments (“Disputed Payments”) and shall be submitted by Contractor and paid by DIRECTV as set forth herein.

b.  Payments.  The payments process shall apply only to installation and services included in the Rate Matrix attached hereto as Exhibit 4.a.(i) and Exhibit 4.a.(ii) “Service Call Payments,” both of which may be amended by DIRECTV in its reasonable discretion.  DIRECTV shall pay Contractor on or before [***] days after the end of the applicable DIRECTV Accounting Period (i.e., the last day of a given calendar month), provided, however, that no payment shall be considered to be due and payable until the Services in connection therewith have been performed and completed by Contractor in accordance with this Agreement.  Notwithstanding the foregoing, the Hardware Reimbursement Fee shall be paid weekly by DIRECTV for those new receivers, specifically containing the access cards previously shipped to Contractor for the fulfillment of Work Orders hereunder, that activated during the prior reporting period.  In the event of a deployment of a new receiver that does not activate at the time of installation by Contractor, exceptions to the activation requirement where payment shall still be due is set forth in the P&P.  The parties acknowledge and agree that all other DIRECTV System Components to be reimbursed for by DIRECTV shall be reimbursed in the aggregate within Contractor’s monthly Fulfillment Payment (i.e., the Fulfillment rates take into account Contractor’s cost of consumed receivers, ODUs and LNBs for the particular Work Order type).

c.  Disputed Payment Resolution.  Contractor shall have [***] days from receipt of payment to request a reconciliation of DIRECTV’s payment to Contractor.  All payments disputed by Contractor must be made in writing as prescribed hereunder and/or in the established Policies and Procedures.  With respect to any disputes concerning Contractor’s provision of the Services which are not reflected in DIRECTV’s system and consequently not paid by DIRECTV, the dispute form/template must be submitted as prescribed by DIRECTV and/or in the Policies and Procedures.  All disputed payments must be supported by adequate written descriptions and supporting documents.  Upon such request, DIRECTV shall have [***] days from its receipt of notice of a disputed payment to investigate Contractor’s claim and to respond to Contractor.  In the event that DIRECTV maintains records needed by Contractor in order to resolve a dispute, DIRECTV shall provide such documentation to Contractor once at no cost to Contractor.  Disputes not submitted in accordance with the process herein shall not be considered by DIRECTV.  DIRECTV shall act in good faith and deal fairly with Contractor in reviewing any reconciliation requests submitted by Contractor.  DIRECTV’s decision regarding a reconciliation request shall be final and determinative.

d.  Overpayments.  Immediately upon discovery by Contractor, or as a result of DIRECTV’s audit in accordance with Section 2(d) above, of any overpayment, Contractor shall notify DIRECTV, as applicable, and shall return the excess amount to DIRECTV as soon as reasonably possible, but in no event longer than [***] days after discovery, or DIRECTV, at its option, may withhold payment of monies due to Contractor until such time as any overpayment has been rectified.

6.  Subcontractors; Liens.

a.  Payment for Services.  Except as otherwise requested in writing by DIRECTV, Contractor shall not collect any fees, payments or otherwise from DIRECTV customers in connection with the Services provided and performed in accordance with this Agreement.

b.  Liens.  In no event shall Contractor (a) file, or threaten to file, a lien or a claim against a DIRECTV customer; (b) encumber in any way the property of a DIRECTV customer; or (c) in any way seek to secure payment from said DIRECTV customer in connection with Contractor’s provision of Services hereunder, except as otherwise permitted by DIRECTV.  In the event of any dispute with DIRECTV related to the Services provided hereunder, Contractor agrees that it shall seek recourse only against DIRECTV and Contractor agrees to promptly pay and discharge any liens, claims or charges filed by or on the behalf of any of its laborers, Approved Subcontractor(s), material suppliers or any other third party whom Contractor has engaged related to the provision of the Services hereunder.  DIRECTV shall have the right to obtain injunctive relief in order to prevent Contractor from breaching its obligations (or to obtain specific performance to compel Contractor to perform its obligations) pursuant to this Section.

7.  Term.  The term (the “Term”) of this Agreement shall be effective as of the date written above (the “Effective Date”) and shall continue until October 15, 2016.  The Term will automatically renew thereafter for additional, individual one-year periods (each such year a “Renewal Term”), unless either Contractor or DIRECTV gives written notice of termination at least ninety (90) days in advance of expiration of the then- current Term.  The Agreement shall also be terminable for “cause” as set forth herein.

8.  Early Termination.

a.  Without Cause.  Either party may terminate this Agreement for any reason by giving the other party no less than one hundred and eighty (180) days prior written notice.

b.  With Cause.  Except as stated in Section 8(c) below, in the event that either Party breaches its duties or obligations hereunder, which breach is not cured within thirty (30) days after written notice is given by the non-breaching party to the breaching party specifying the breach in reasonable detail, this Agreement may be terminated by the non-breaching party immediately upon giving written notice to the breaching party.

c.  Noncurable Breaches.  In the event Contractor commits a noncurable material breach of this Agreement, then, notwithstanding Section 8(b) above, DIRECTV shall have the option to terminate this Agreement immediately upon written notice to Contractor without an opportunity to cure, with no further liability to Contractor.  A particular noncurable material breach may be deemed to have occurred, by way of example, and not as any limitation, where Contractor or any employee, agent or affiliate:

(i) has misrepresented the prices, terms, or conditions upon which the manufacturer’s warranty, extended warranty, installation services or other products, promotions, or services are being offered by DIRECTV;

(ii) has engaged in signal piracy or theft of satellite signals;

(iii) has engaged in or attempted to engage in the sale and distribution of, or otherwise has used, modified access cards;

(iv) has engaged in or attempted to engage in documentable “bait-and-switch” conversion tactics for services which compete with DIRECTV programming services;

(v) has induced or attempted to induce a DIRECTV customer to switch to a service which competes with DIRECTV’s programming service;

(vi) has received a notice of violation of the terms or conditions of any license or permit required in the conduct of its business and has failed to correct such violation within the time period specified in such notice;

(vii) has knowingly submitted a request for a payment, including any bonus payment, where one is not properly payable;

(vii) has failed at any time to comply with and maintain the insurance requirements set forth in this Agreement;

(viii) has installed or attempted to install, or failed to immediately inform DIRECTV of, a residential programming package at a commercial customer location;

(ix) has changed or attempted to change identification numbers on customer accounts to falsely obtain any kind of payment;

(x) has breached the obligations regarding the use of DIRECTV Confidential Information as described in Section 23 below, including, but not limited to, deploying a third party vendor with access to DIRECTV Confidential Information prior to such third party being approved in writing by DIRECTV;

(xi) has breached its obligation to quality inspect those installations related to Fulfillment Services as set forth in Section 3.b.(viii) more than once in any twelve (12) month period during the Term; or

(xii) has breached its obligations as set forth in Section 10 of this Agreement.

9.  Effects of Termination.

a.  Upon termination, suspension, or expiration of this Agreement, all rights and obligations of either party hereunder shall cease without further liability, effective as of the date of termination, suspension or expiration, unless otherwise stated in this Agreement and except with respect to liabilities arising prior to termination of this Agreement.  Contractor agrees, and agrees to cause its employees, agents and Approved Subcontractors, to return to DIRECTV within ten (10) days after termination of this Agreement all materials (and all copies thereof) relating to DIRECTV, including, but not limited to, any and all price and specification catalogues, all administrative manuals, all sales literature, and any and all other such materials.  Upon termination of this Agreement, Contractor agrees that Contractor, its employees, agents and Approved Subcontractors immediately shall discontinue the use of any service mark or trademark covered by this Agreement, as well as the use of any other items involving DIRECTV’s name, such as signs, stationery, logos, or business cards, and Contractor will not represent itself in any fashion as a contractor, an agent or representative of DIRECTV.  Upon termination, suspension or expiration of this Agreement, Contractor agrees that it and each of its employees, agents and Approved Subcontractors will promptly return all DIRECTV owned property in their possession to DIRECTV by any delivery means reasonably requested by DIRECTV, with the cost of returning such property to be at DIRECTV’s expense.  Because of the difficulty in establishing the improper use of Customer Information and other DIRECTV Confidential Information, as defined below, Contractor agrees that for a period of two years after termination, it shall not, on behalf of any other provider of multi-channel video service or on its own behalf, solicit any DIRECTV customer for whom Contractor provided Services in accordance with the terms of this Agreement.

b.  If the termination hereof is due to Contractor’s material breach, DIRECTV may elect to terminate the DIRECTV Sales Agency Agreement, if any exists between the parties, at its sole discretion.

10.  Exclusivity.  Due to the fact that Contractor will have access to Customer Information and other DIRECTV Confidential Information as defined below, during the term of this Agreement, Contractor agrees that neither it, nor its parent entities, subsidiaries or affiliates, shall perform installations or Services for any other provider or distributor of products/services which compete with DIRECTV’s programming services or any other DIRECTV product or service, except as otherwise permitted by DIRECTV.  [***]

11.  Other Products.  From time to time, DIRECTV may offer to Contractor the opportunity to market/promote additional products or services to the DIRECTV Customer while Contractor is performing the Services within the Customer’s residence (The DIRECTV Protection Plan, for example).  In the event that Contractor elects to act as one of DIRECTV’s representatives as it relates to such products or services, the terms of such arrangement shall be set forth in Exhibit l , hereto.

12.  Defaults and Remedies.  In the event Contractor is in anticipatory breach of this Agreement or has failed to comply with any material term or provision of this Agreement, DIRECTV shall have the right at its option to (a) perform or cause to be performed anyone or more of Contractor’s obligations, in which case, DIRECTV shall be entitled to obtain from Contractor or deduct from any amount payable to Contractor, an amount equal to any increased cost incurred by DIRECTV in performing or obtaining the performance of Contractor’s obligations hereunder; (b) terminate this Agreement in accordance with Section 8; or (c) pursue any other remedy available under applicable law.

13.  Conformance to All Laws.  DIRECTV and Contractor shall comply with all applicable federal, state, county and municipal laws, codes, rules, regulations in the performance of its obligations under this Agreement, including but not limited to, in the case of Contractor, obtaining all of the necessary licenses and permits required of Contractor by the municipality and state in which the work is being performed and complying with the Occupational Safety and Health Act.

14.  Taxes.

[***]

15.  Insurance.  From and after the date of this Agreement:

a.  Coverage.  Contractor shall obtain and maintain insurance, as provided by a licensed insurer with a Best’s rating of [***] or better, with coverage and limits as follows:

(i) Contractor shall carry a policy (or policies) of Workers Compensation Insurance covering Contractor’s employees in each jurisdiction in which Contractor is performing work pursuant to this Agreement.  Each such policy shall be on a form approved for use in each state in which work is being performed and shall provide, at a minimum, statutory Workers’ Compensation coverage and Employer’s Liability Insurance at limits of not less than $[***] per employee per accident for Bodily Injury by Accident, $[***] per employee per occupational disease and $[***] for all occupational diseases.  If Contractor shall be performing work pursuant to this Agreement in a state known as a “Monopolistic” state, or if Contractor has qualified in any state as a self-insurer, the Employers’ Liability coverage for that state may be attached either to another Workers’ Compensation policy or to the Commercial General Liability coverage.

(ii) Commercial General Liability Insurance covering Operations and Premises Liability; Independent Contractors; Completed Operations; Product Liability; Contractual Liability; Personal Injury; Property Damage caused by explosion, collapse and underground damage; and Broad-Form Property Damage.  The limits of such liability insurance shall be no less than $[***] per occurrence.

(iii) Comprehensive Automobile Liability Insurance covering all owned, hired and non-owned vehicles, including the loading or unloading thereof, with limits of no less than $[***] combined single limit for bodily injury and/or property damage.

(iv) All Risk Commercial Property Insurance issued on a replacement cost basis, in an amount sufficient to cover all DlRECTV -owned property in the care, custody, and control of Contractor, if any.  The policy must name DlRECTV as the loss payee.

(v) Umbrella or Excess Liability Insurance covering the items set forth in (i) (insofar as it relates to Employer’s Liability Insurance), (ii) and (iii) above with a policy limit of not less than $[***].

b.  Companies.  All such insurance shall be carried in companies reasonably satisfactory to DlRECTV and licensed to do business in the jurisdiction where the obligations of Contractor under this Agreement are to be performed, and the liability policies shall be primary coverage and shall name DlRECTV, its subsidiaries, employees and affiliates as additional insured’s.

c.  Commencement of Work.  Contractor shall likewise not allow any subcontractor to commence work until subcontractor has obtained the same insurance coverage required of Contractor hereunder; provided, however, that subcontractors shall not be required to carry umbrella or blanket insurance policies.

d.  Cancellation.  Each policy shall provide that it will not be canceled, non-renewed or materially amended except after [***] days advance written notice to DIRECTV, mailed to the address indicated herein, and the policy, policy endorsements or certificates of insurance shall so state.

e.  Evidence of Insurance.  Contractor shall provide certificates evidencing coverage as listed above prior to commencement of work, and at every annual renewal of the policies, for the duration of this Agreement.  All certificates shall name DlRECTV as an additional insured as respects commercial general liability, automobile liability, and umbrella or excess liability insurance.  Endorsements to the policies naming DIRECTV as additional insured will be provided by Contractor upon request.  Contractor will endeavor to obtain waivers of subrogation in favor of DIRECTV from its insurers.

16.  Amendment.  DIRECTV retains the right to change (i) both the Rate Matrix and Service Call Payments schedule pursuant to Section 5.b., above, (ii) the Performance Standards as set forth in Exhibit 3.e.(v), and (iii) zip codes associated with the DMAs or partial DMAs listed in Exhibit l.a.ii., from time to time in its reasonable discretion, as its business needs dictate, provided that reasonable, prior written notice shall be provided to Contractor.  Subject to the exclusions set forth in the previous sentence, this Agreement may only be modified or supplemented by written agreement by both parties.  Modifications include, but are not limited to, changes to Contractor’s business entity, including name, ownership and/or legal organizational formation/structure.

17.  Assignment.  As this is an agreement for personal services, Contractor may not assign its rights and obligations under this Agreement without the written consent of DIRECTV.  Any purported assignment by Contractor to a third party in violation of this Section shall be void effective as of the date the attempted assignment was made, and DIRECTV shall have the right immediately to terminate this Agreement upon notice of such attempted assignment without consent.  DIRECTV, in its sole discretion, may assign its rights and obligations under this Agreement at any time for any purpose.

18.  Indemnification.  [***]

19.  Independent Contractor.  Contractor is an independent contractor authorized during the term hereof to perform and provide Services to DIRECTV.  Except as otherwise expressly provided herein, Contractor shall have full control over the methods, techniques, sequences, and procedures of the Services to be provided hereunder.  This Agreement is intended to create an independent contractor relationship between the parties for purposes of federal, state and local law, including the Internal Revenue Code of 1986, as amended.  Without limitation, Contractor agrees to provide DIRECTV with a completed “Request for Taxpayer Identification Number and Certification” in which the applicable taxpayer identification number is identified.  Because Contractor and Contractor’s employees and subcontractors are not employees, franchisees, agents or otherwise of DIRECTV, Contractor and its employees and subcontractors are not entitled to any benefits to which DIRECTV employees may be entitled under DIRECTV policies or as otherwise required by law, including workers’ compensation or unemployment compensation benefits.  DIRECTV will not withhold any taxes from any amounts payable to Contractor under this Agreement and will not make any FICA or other contributions on behalf of or for the benefit of Contractor, its employees and subcontractors.  Contractor will be solely responsible for the payment of all state, federal and local taxes on amounts payable to Contractor under this Agreement.  Contractor shall indemnify DIRECTV for any claims relating to such payments.

20.  Employee Hiring Limitation.  [***]

21.  Service Marks and Trademarks.  DIRECTV hereby grants, and Contractor hereby accepts, the non-exclusive right to use the service marks or trademarks of DIRECTV (the “DlRECTV Marks”) solely in connection with the provision of Services during the Term.  Contractor agrees that (i) it shall use the DIRECTV Marks solely in connection with the provision of Services during the Term, and in accordance with all of the terms and conditions set forth herein, (ii) the DIRECTV Marks shall be exhibited and displayed in the exact form provided by DIRECTV, (iii) it shall not make or permit the making of any copies of the DIRECTV Marks, in whole or in part except as reasonably required for the purposes herein specified, (iv) it shall not have the right to authorize others, with the exception of Contractor’s affiliates, subsidiaries and agents, to use the DIRECTV Marks (and then only subject to the restrictions set forth herein), (v) its use of the DIRECTV Marks shall include all standard proprietary notices prescribed by DIRECTV, if any, and (vi) its use of the DIRECTV Marks shall conform to quality standards which are provided by DIRECTV.  All right, title and interest in and to the DIRECTV Marks, including all associated goodwill shall remain vested in DIRECTV subject to the rights of use granted in this Agreement.  Contractor will not use any service marks or trademarks of DIRECTV (“DIRECTV Marks”) or of any network or programmer included in the DIRECTV programming services, without the specific prior written consent of DIRECTV.  Any unauthorized use of such marks by Contractor, or any use not in compliance with any rules or procedures regarding the use of such marks, shall constitute an infringement of the rights of DIRECTV or of its network suppliers.  Contractor shall be authorized to use the DIRECTV Marks in accordance with the terms hereof and in accordance with the terms of the trademark and logo guidelines provided by DIRECTV (the “DIRECTV Trademark and Style Guide”).  Notwithstanding any provision of this Agreement, Contractor’s rights in the DIRECTV Marks shall be limited to those rights set forth here.  Contractor shall indemnify and hold DIRECTV harmless from and against any and all costs, expenses (including reasonable attorneys’ fees) and liabilities resulting from a breach of this Section.  A breach of this Section shall be deemed a material breach of this Agreement.

22.  Notices.  All notices required hereunder shall be in writing and shall be deemed given when personally delivered, when telecopied (with confirmation receipt) if also sent via U.S.  first class mail, upon delivery by an overnight courier service, or upon the date of receipt when sent by certified mail, return receipt requested, to the following address or to such other address a party may hereafter designate in writing:

If to DIRECTV: DIRECTV, LLC

Vice President, Field Operations
161 Inverness Dr. W
Englewood, CO 80112

with copies to: 1) Senior Vice President, Field Operations
DIRECTV, LLC
161 Inverness Dr. W
Englewood, CO 80112
Fax: (303) 712-4976

2) Legal Dept. DIRECTV,
LLC
161 Inverness Dr. W Englewood,
Colorado 80112

Fax: (303) 712-4947

If to Contractor: SEE EXHIBIT 2.e.

23.  Proprietary Information and Confidentiality.

a.  Definition.  Contractor, its employees, agents and Approved Subcontractors, in carrying out their duties, will have access to certain trade secrets, marketing data, Customer Information as well as certain knowledge concerning the business affairs of DIRECTV, including the terms of this Agreement (collectively “DIRECTV Confidential Information”).

b.  Restricted Use.  Neither Contractor, its employees, agents nor Approved Subcontractors may use any DIRECTV Confidential Information for any reason whatsoever (other than to perform this Agreement), including, but not limited to, for its own benefit or for the benefit of a third party or to interfere, or cause interference with DIRECTV and DIRECTV’s customers.  Contractor shall ensure that DIRECTV Confidential Information is protected with at least the same degree of care Contractor uses to protect its own information of like nature, but no less than a reasonable degree of care, taking into account the competitive nature of the information.  Contractor specifically agrees that all materials (and all copies thereof) relating to DIRECTV, including, but not limited to, all price and specification catalogues, lists of all former and current DIRECTV customers or prospect lists supplied by DIRECTV or generated by Contractor during the course of this Agreement, all administrative manuals, all sales literature, and any and all other information or data related to DIRECTV’s programming services, are the exclusive property of DIRECTV and are to be used by Contractor, its employees, agents and subcontractors solely in the performance of their obligations and duties as described herein, and that such lists and other data are to be returned to DIRECTV immediately upon termination of this Agreement.  In addition, to the extent that DIRECTV Confidential Information, per DIRECTV’s instruction, becomes obsolete or outdated, such documentation is to be destroyed pursuant to Paragraph 2.d., above, subject to Contractor’s right to maintain the documentation beyond this date as set forth in paragraph 2.d., above.

c.  Confidentiality Agreements.  Contractor agrees that it will require its employees, agents and Approved Subcontractors to sign an agreement that protects DIRECTV at least to the same degree as set forth in this Section before any activity in support of this Agreement is undertaken by such employee, agent or Approved Subcontractor.

d.  No Obligation of Confidentiality.  For purposes of this Section, DIRECTV Confidential Information shall not include information: (i) which becomes generally available to the public through no wrongful act of Contractor; (ii) is already lawfully in the possession of Contractor and not subject to an existing agreement of confidentiality; (iii) is furnished to Contractor by a third party free from any duty of confidentiality to DIRECTV; or (iv) is disclosed pursuant to the binding order of a government agency or a court so long as Contractor provides notice to DIRECTV prior to any such disclosure and uses reasonable efforts to obtain confidential treatment for the information.

e.  Irreparable Damage.  Contractor acknowledges and agrees that DIRECTV would be irreparably damaged if Contractor breached any part of this Section and that DIRECTV may take any action, including seeking injunctive relief, to prevent Contractor’s prospective breach or continuing breach of this Section.

f.  Material Consideration.  Contractor acknowledges and agrees that Contractor’s and its employees’, agents’ and subcontractors’ compliance with this confidentiality Section is a material consideration to DIRECTV in entering into this Agreement and the relationship hereby created.

24.  Limitations on Damages.  CONTRACTOR AND DIRECTV AGREE THAT THERE WILL NOT BE ANY LIABILITY TO THE OTHER FOR ANY LOST PROFITS, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

25.  Miscellaneous Provisions.

a.  Reservation of Rights.  All rights not specifically granted to Contractor in this Agreement are expressly reserved to DIRECTV.

b.  Authority to Execute.  Each party represents to the other that the person executing this Agreement on such party’s behalf has the right, power and authority to enter into this Agreement and to perform such party’s obligations under this Agreement and that such execution is binding upon such party.

c.  Waiver.  Any failure to insist on the strict performance of any term or condition of this Agreement: (i) shall not be deemed a waiver of such term or condition unless the waiver is reduced to writing and signed by the parties; and (ii) shall not act as a waiver of the right to insist upon strict performance of that term or condition in the future.

d.  Integration.  This writing represents the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all previous agreements with respect to the same; it may not be altered or amended, except by an agreement in writing signed by the Parties.  Notwithstanding the foregoing, nothing herein shall be construed to supersede or otherwise affect the Parties’ rights and obligations under the Sales Agency Agreement between the Parties.

e.  Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard to any conflict of law principles.

f.  Jurisdiction and Venue.  In the event of any legal action involving this Agreement, the parties agree that exclusive venue shall be where DIRECTV’s corporate headquarters is located.  With respect to all disputes under this Agreement, Contractor submits itself to the exclusive personal jurisdiction of the federal and state courts of the State of California.

g.  Headings.  The headings of paragraphs in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

h.  No Inference Against Author.  No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provisions.

i.  Severability.  If any part of any provision of this Agreement is invalid or unenforceable under applicable law, the provision shall be ineffective only to the extent of such invalidity or unenforceability without in any way affecting the remaining parts of the provision or this Agreement.

j.  Binding Effect.  This Agreement is binding upon the parties hereto, and their respective executors, administrators, heirs, assigns, and successors in interest.

k.  Attorney Fees.  In the event of any legal dispute between the parties, the prevailing party shall be entitled to all costs and expenses, including expert witness fees and reasonable attorneys’ fees, at trial and at any appeal therefrom.

1.  Remedies.  Subject to the limitations of Section 24, no remedy conferred by any specific provision of this Agreement is intended to be exclusive of any other remedy available to the parties under this Agreement or at law or in equity, whether by statute, rule or otherwise.

m.  Defined Terms.  Any defined terms used in the Exhibits to this Agreement shall have the meanings given to them in this Agreement.

n.  Counterpart Signatures.  This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

o.  Survival of Terms.  The rights and obligations which, by their terms or nature, extend beyond the termination or expiration of this Agreement, shall survive any expiration or termination of this Agreement.

IN WITNESS WHEREOF the duly authorized representatives of the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

CONTRACTOR		DIRECTV, LLC

By:	/s/ Dan Yannantuono	By:	/s/ David W. Baker
Name: Dan Yannantuono		Name: David W. Baker
Title:Chief Executive Officer		Title: Senior Vice President

EXHIBIT 1.a.i.

SERVICES/FULFILLMENT SERVICES

Fulfillment Services

[***]

Service Work

[***]

EXHIBIT 1.a.n.

FULFILLMENT SERVICE

DMAS

(Pursuant to Contractor’s Authorization under Section l(a) of the Agreement)

[***]

EXHIBIT 1.a.iii - Statement of Work

Residential Statement of Work

DIRECTV residential installations include all of the following:

[***]

Commercial Statement of Work

See Service Provider Standard Professional Installation Guide (SPIG) and/or Commercial SOW P&P

EXHIBIT 2.a.(i)

Handheld Devices

[***]

EXHIBIT 2.c.

PERSONNEL.  VEHICLES AND UNIFORMS

[***]

EXHIBIT 2.e.

CONTRACTOR CONTACT LIST

(To be filled in by Contractor)

Name

Address

Phone

Fax

Email

Designated contact person: 24/7

Name	Number	Email

EXHIBIT 3..

CONTRACTOR INSTALLATION & SERVICE RESPONSIBILITIES

[***]

EXHIBIT3.d.

DROP MATERIALS; TOOLS

REQUIRED MATERIALS TO PERFORM EACH WORK ORDER

(subject to change from time to time)

See the Service Provider Installation Guide (“SPIG”) and/or the P&P MINIMUM TOOLS REQUIRED TO PERFORM EACH WORK ORDER See the Service Provider Installation Guide (“SPIG”) and/or the P&P

ADDITIONAL TOOLS RECOMMENDED TO PERFORM EACH WORK ORDER

See the Service Provider Installation Guide (“SPIG”) and/or the P&P

EXHIBIT 3.e.(v)

PERFORMANCE STANDARDS: CHARGEBACKS and PERFORMANCE INCENTIVES

[***]

EXHIBIT 3.g.

INSTALLATION / SERVICE SATISFACTION CHECKLIST

Please see current Checklist form in the P &P

EXHIBIT 3.i.

SALE OF DIRECTV SYSTEMS AND COMPONENTS TO CONTRACTOR

[***]

EXHIBIT 4.a.(i)

RATE MATRIX

[***

EXHIBIT 4.a.(ii)

 SERVICE CALL PAYMENTS

[***]

EXHIBIT

Marketing of DIRECTV Products to Customers

THE DIRECTV PROTECTION PLAN

[***]

EXHIBIT 11.1

ODU Recovery Program

[***]